EXHIBIT 21

                     ACTIVE SUBSIDIARIES OF PEPSICO, INC.

                              DECEMBER 30, 1995

                                                                 State or
                                                                Country of
Subsidiary                                                    Incorporation
----------                                                    -------------
A & M Food Services, Inc. .........................           Nevada
  El KrAm, Inc.....................................           Iowa
  Pizza Huts of the Northwest, Inc.................           Minnesota
Ainwick Corporation................................           Oregon
Anderson Hill Insurance Limited....................           Bermuda
Atlantic Soft Drink Company, Inc. .................           South Carolina
  Atlantic Soft Drink Company of Knoxville.........           Tennessee
Beaman Bottling Company............................           Tennessee
Beverages, Foods & Service Industries, Inc.........           Delaware
Chevys, Inc........................................           California
  Chevys, Inc......................................           Delaware
  Chevys Inc., Las Vegas...........................           Nevada
CPK Acquisition Corp...............................           California
  California Pizza Kitchen, Inc....................           California
    California Pizza Kitchen of Delaware, Inc......           Delaware
    California Pizza Kitchen of Illinois...........           Illinois
    California Pizza Kitchen of Scottsdale, Inc....           Arizona
    California Pizza Kitchen of Tyson's Corner.....           Virginia
Davlyn Realty Corporation..........................           Delaware
Equity Beverage, Inc. .............................           Delaware
FLRC, Inc..........................................           California
Hostess-FL NRO Ltd. ...............................           Canada
Hot 'n Now, Inc. ..................................           Michigan
  Burger One Inc...................................           Michigan
  HNN, Inc.........................................           Delaware
Japan Frito-Lay Ltd................................           Japan
Kentucky Fried Chicken of California, Inc. ........           Delaware
  Kentucky Fried Chicken of Southern California, Inc.         California
KFC West, Inc......................................           Delaware
National Beverages, Inc. ..........................           Florida
North Pacific Territories Holding Company..........           Washington
  Alpac Corporation................................           Washington
    Gamble, Inc....................................           Oregon
    MBA Western Co.................................           Delaware
      Western Bottling Company, Inc................           Washington
        Mann Bottling Company, Inc.................           Idaho
        Pepsi Cola Bottling Company of
         Everett, Inc..............................           Washington
    Pepsi-Cola Bottling Company of Alaska, Inc.....           Alaska
PepsiCo Capital Corporation N.V. ..................           Neth. Antilles
  Kentucky Fried Chicken Corporate Holdings, Ltd. .           Delaware
    Kentucky Fried Chicken International Holdings, Inc.       Delaware
      PepsiCo Eurasia Limited......................           Delaware
      Seven-Up Nederland B.V. .....................           Netherlands
        PepsiCo Investments (Europe) I B.V.........           Netherlands
          Pepsi-Cola International (PVT) Limited...           Pakistan
        PepsiCo IVI S.A. ..........................           Greece
        Pepsi-Cola Belgium S.A.....................           Belgium
        Pepsi-Cola Mamulleri Limited Sirketi.......           Turkey
          Pizza Gida Isletmeleri.A.S...............           Turkey
        Pizza Hut Korea Co., Ltd...................           Korea
        Uzay Gida Sanayive Picaret A.S.............           Turkey
        KFC Canada (NRO) Ltd.......................           Canada
  Pamimex (Mauritius)..............................           Mauritius
    PepsiCo (India) Holdings.......................           India
  PepsiCo Finance (Antilles A) N.V. ...............           Neth. Antilles
    Pepsi-Cola Canada (NRO) Ltd. ..................           Canada
      Pepsi-Cola Canada, Ltd. .....................           Canada
        KFCC/PepsiCo Holdings Ltd..................           Canada
  PepsiCo Finance (Antilles B) N.V. ...............           Neth. Antilles
    Pepsi-Cola France SNC..........................           France
    Pepsi-Cola G.m.b.H.............................           Germany
      Florida Boy Int'l. Fruchtsaftgetraenke G.m.b.H.         Germany
      PepsiCo Restaurants International Ltd.
       & Co. K.G...................................           Germany
  Pepsi-Cola Argentina, S.A.C.I....................           Argentina
    Inversiones PFI Chile Limitada.................           Chile
      Evercrisp Snack Products de Chile S.A........           Chile
  Pepsi-Cola CR SPOL SRO...........................           Czech Republic
  Pepsi Snacks Argentina S.A.......................           Argentina
PepsiCo Captive Holdings, Inc......................           Delaware
  Hillbrook Insurance Company, Inc.................           Vermont
   Mexico Trust Company............................           Mexico
PepsiCo China, Ltd. ...............................           China
PepsiCo Holdings Ltd...............................           England
  Kentucky Fried Chicken (Great Britain) Limited...           England
  PepsiCo International Ltd........................           England
  PepsiCo Property Management Limited..............           England
  PepsiCo World Trading Company (UK) Ltd. .........           England
  Pizza Hut International (UK) Ltd.................           England
  Smiths Crisps Limited............................           England
  Walkers Snack Foods Limited......................           England
    Crispflow Limited..............................           England
    Frito-Lay Holdings Limited.....................           England
    PFI Agriculture Europe Ltd.....................           England
PepsiCo Investment (China) Ltd.....................           China
PepsiCo Overseas Corp. ............................           Delaware
PepsiCo Overseas Finance N.V. .....................           Neth. Antilles
PepsiCo Services Corp..............................           Delaware
PepsiCo World Trading Company, Inc. ...............           Delaware
Pepsi-Cola (Bermuda) Limited.......................           Bermuda
  Pepsi-Cola Manufacturing Company of Uruguay S.A..           Uruguay
  The Concentrate Manufacturing Company of Ireland.           Ireland
     Seven-Up (Ireland) Limited....................           Ireland
     Pepsi-Cola Manufacturing (Ireland)............           Ireland
       PARCO N.V...................................           Neth. Antilles
         Paine Corporation N.V. ...................           Neth. Antilles
           Paige N.V...............................           Neth. Antilles
             PepsiCo Finance (U.K.) Limited........           England
               Pepsi-Cola Kft. Hungary.............           Hungary
               Pizza Belgium S.A...................           Belgium
               E Wedel S.A.........................           Poland
             PepsiCo (Ireland) Limited.............           Ireland
Pepsi-Cola Bottling Company of Los Angeles.........           California
  Channel Island Beverage Co., Inc.................           California
Pepsi-Cola Commodities, Inc. ......................           Delaware
Pepsi-Cola de Espana, S.A..........................           Spain
  Compania de Bebides PepsiCo, S.A.................           Spain
  Kas S.A..........................................           Spain
  Snack Ventures Europe S.C.A......................           Spain
Pepsi-Cola France S.R.L............................           France
Pepsi-Cola Equipment Corp. ........................           New York
Pepsi-Cola Far East Trade Development Co., Inc. ...           Philippines
Pepsi-Cola Gesellschaft m.b.H......................           Austria
Pepsi-Cola Interamericana de Guatemala S.A.........           Guatemala
Pepsi-Cola International Limited...................           Bermuda
Pepsi-Cola International Limited (U.S.A.)..........           Delaware
Pepsi-Cola Metropolitan Bottling Company, Inc. ....           New Jersey
  General Cinema Beverages, Inc. ..................           Delaware
  Laurel Group Limited.............................           Pennsylvania
  New Century Beverage Company.....................           California
    Belfast Bottling Co. of Reno...................           Nevada
  PepsiCo Puerto Rico, Inc.........................           Delaware
    PRS, Inc.......................................           Delaware
      PEI N.V......................................           Neth. Antilles
        PepsiCo do Brazil Holdings Ltda............           Brazil
         Capital Services Associates...............           Neth. Antilles
  Pepsi-Cola Alton Bottling, Inc...................           Illinois
  Pepsi-Cola Mediterranean, Ltd. ..................           Wyoming
  Seven-Up International, Inc......................           Delaware
    Seven-Up Southern Hemisphere, Inc. ............           Missouri
Pepsi-Cola Mexicana S.A. de C.V. ..................           Mexico
Pepsi-Cola Panamericana, S.A.......................           Delaware
  Pepsi-Cola Panamericana, S.A.....................           Venezuela
Pepsi-Cola Personnel, Inc..........................           Delaware
Pepsi Cola San Joaquin Bottling Company............           Delaware
Pepsi-Cola (Thai) Trading Co., Ltd.................           Thailand
Pizza Hut, Inc. ...................................           Delaware
  PepsiCo Australia Pty., Ltd. ....................           Australia
    Frito-Lay Australia............................           Australia
    Kentucky Fried Chicken Pty. Ltd................           Australia
  Pizza Hut of America, Inc. ......................           Delaware
    Bell Taco Funding Syndicate....................           Australia
    PGCC, Inc......................................           Delaware
      Pepsi-Cola Bottling Company of Ohio, Inc.....           Delaware
Pizza Management, Inc..............................           Texas
  Pizza Management de Espana, S.A..................           Spain
  Restaurant Associates, S.A.......................           Spain
Recot, Inc.........................................           Delaware
  Frito-Lay, Inc. .................................           Delaware
    FL Holding, Inc................................           Delaware
      Opco Holding Inc. ...........................           Delaware
        Pepsi-Cola Operating Company of Chesapeake
         and Indianapolis..........................           Delaware
    Frito-Lay JV, Inc..............................           Delaware
    Midland Bottling Co............................           Delaware
      EIEIO Beverage Company.......................           Delaware
        Pepsi-Cola Bottling Company of
         St. Louis, Inc............................           Missouri
          Edmund Industrial Redevelopment
           Corporation.............................           Missouri
      MBA Brainerd Co. ............................           Delaware
      MBA Dodge City Co. ..........................           Delaware
      MBA Elko Co. ................................           Delaware
      MBA Grand Island Co..........................           Delaware
      MBA Grand Rapids Co. ........................           Delaware
      MBA Jackson Co. .............................           Delaware
      MBA Lyons Co. ...............................           Delaware
      MBA Mesa Co. ................................           Delaware
      MBA Omaha Co.................................           Delaware
      MBA Recyclers Co.............................           Delaware
        Contract Recyclers, Inc....................           Minnesota
      MBA St. Paul Co..............................           Delaware
      MBA Tulsa Beverage Co........................           Delaware
        Beverage Products Corporation..............           Oklahoma
          Contract Beverages, Inc..................           Minnesota
      MBA Wichita Co. .............................           Delaware
      Wetter Beverage Company......................           Delaware
    NKFC, Inc......................................           Delaware
      QSR, Inc.....................................           Delaware
        KFC Enterprises, Inc. .....................           Delaware
          Kentucky Fried Chicken Corporation.......           Delaware
            KFC Corporation........................           Delaware
              KFC National Management Company......           Delaware
    Smartfoods, Inc. ..............................           Delaware
    TGCC, Inc......................................           Delaware
      General Cinema Beverages of
       North Florida, Inc..........................           Delaware
      General Cinema Beverages of Virginia, Inc....           Delaware
      General Cinema Beverages of
       Washington, D.C., Inc.......................           Delaware
Redux Realty, Inc. ................................           Delaware
Rice Bottling Enterprises, Inc. ...................           Tennessee
Rio Grande Snack Company...........................           Delaware
Sabritas, S.A. de C.V. ............................           Mexico
  Corporativo International S.A. de C.V............           Mexico
    PepsiCo Worldwide Holdings.....................           Neth. Antilles
  Empresas Gamesa, S.A. de C.V.....................           Mexico
    Groupo Gamesa, S.A. de C.V.....................           Mexico
Shelbyville Bottling Company, Inc..................           Tennessee
Taco Bell Corp. ...................................           California
  Calny, Inc.......................................           Delaware
  Taco Bell of California, Inc.....................           California
  Taco Bell Royalty Company........................           California
    Taco Caliente, Inc.............................           Arizona
    Taco Del Sur, Inc..............................           Georgia
    Tenga Taco, Inc................................           Florida
  Taco Enterprises, Inc. ..........................           Michigan
  TBLD Corp........................................           California
TFL Holdings, Inc. ................................           Delaware
Upper Midwest Pizza Hut, Inc.......................           Delaware
Von Karman Leasing Corp. ..........................           Delaware
Wilson International Sales Corporation.............           Delaware


Omitted from the above list are approximately 350 insignificant or inactive subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The list also excludes approximately 100 subsidiaries of Pizza Hut, Inc., of which 80 operate restaurants in the U.S., and approximately 40 subsidiaries of Kentucky Fried Chicken Corporation and Kentucky Fried Chicken Corporate Holdings, Ltd., which operate restaurants outside of the U.S.